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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into American City Business Journals, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 33-38189 and 0-13834).

                                      ARTHUR ANDERSEN LLP

Charlotte, North Carolina,
March 27, 1995.


                                 EXHIBIT 23